EXHIBIT 10.1

SELECT VIDEO, INC.

RESTRICTED STOCK PLAN

1. Purpose. The purpose of the 2007 Restricted Stock Plan (the “Plan”) of Select Video Inc., a Delaware corporation (the “Company”), is to allow the Company, in connection with that certain proposed merger transaction with Webdigs, LLC, a Minnesota limited liability company (“Webdigs”), to issue certain shares of Company common stock, $.001 par value, the sale or other transfer of which will be restricted and subject to forfeiture based on certain service-oriented conditions (the “Restricted Stock”). The Restricted Stock will be issued in the above-referenced merger transaction (the “Merger”), pursuant to the terms of that certain Agreement and Plan of Merger by and among the Company, Webdigs and a Company subsidiary, in exchange for membership interests in Webdigs, LLC that, at the time of the merger, are unvested and subject to forfeiture based on substantially identical service-oriented criteria.

2. Administration by Board of Directors. The Plan shall be administered by the board of directors of the Company (the “Board”). The Board shall have complete authority to interpret the Plan and make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Board’s decisions and matters relating to the Plan shall be final and conclusive on the Company and the holders of the Restricted Stock.

3. Shares Subject to the Plan. Subject to adjustment as provided in Section 9.3, the number of shares of common stock which may be issued under the Plan shall not exceed 7,215,000. After the closing of the Merger, no further shares of Restricted Stock will be issued under this Plan.

4. Restricted Stock. A share of Restricted Stock consists of a share of common stock which is issued by the Company in the Merger to a former holder of Webdigs membership interests that are unvested, and subject to restrictions on its sale or other transfer by the holder thereof. Specifically, for so long as any Company common stock is “Restricted Stock” under this Plan, it shall be subject to the following restrictions: (a) no Restricted Stock may be sold, transferred, pledged or otherwise encumbered; and (b) all then-Restricted Stock shall be forfeited, automatically and without any further action required on the part of the Company or any consideration therefor, in the event that (i) the holder of Restricted Stock is no longer providing services to the Company (or Webdigs) pursuant to a Member Services Agreement between such holder and Webdigs (the “Services Agreement”) or (ii) the holder of Restricted Stock materially violates the terms of their Services Agreement with Webdigs.

5. Acknowledgment of Restrictions. The Board may require the holder of Restricted Stock to enter into an agreement with the Company acknowledging the conditions and restrictions pertaining to the Restricted Stock.

6. Book Entries; No Certificates. Upon issuance, any Restricted Stock will be registered on the books of the Company and will bear such restrictive notations and be subject to such stop-transfer instructions as the Company shall deem necessary or appropriate in light of such restrictions. The Board will provide that all shares of Restricted Stock, for so long as they remain “Restricted Stock” under this Plan, shall not be certificated.

7. End of Restrictions; Delivery of Certificates. Shares of Restricted Stock hereunder shall cease to be restricted and subject to the terms of this Plan at such times as are set forth in the Services Agreement that each holder of Restricted Stock has entered into with Webdigs. Promptly following the lapse of restrictions on shares of Restricted Stock, the Company will cause such shares to be delivered in certificated form, free of all contractual restrictions, to the holder thereof (or to the holder’s legal representative, beneficiary or heir).

8. Rights of Holders of Restricted Stock. Subject to the terms and conditions of the Plan, each holder of Restricted Stock hereunder shall have all the rights of a stockholder with respect to shares of Company common stock held by such holder during any period in which such shares are “Restricted Shares” and subject to forfeiture and restrictions on transfer hereunder, including without limitation, the right to vote such shares and to receive all dividends and other distributions paid with respect thereto.

9. General Provisions.

9.1. Duration. The Plan shall remain in effect until all shares of Restricted Stock issued under the Plan have been forfeited or the restrictions imposed thereon have lapsed as provided hereunder.

9.2. Limited Transferability of Restricted Stock. The Company shall not be required to recognize any attempted assignment or transfer of shares of Restricted Stock by a holder of such shares; and the rights and interest of a holder of Restricted Stock subject to this Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any holder of Restricted Stock hereunder shall be subject to any obligation or liability of such holder.

9.3. Adjustment. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the common stock, the number of shares of common stock then subject to the Plan, including outstanding shares of Restricted Stock, shall be adjusted in proportion to the change in outstanding shares of common stock.

9.4. Withholding. The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of common stock or upon the vesting of Restricted Stock, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold, from the distribution or from such shares of Restricted Stock, shares of common stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the common stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”). Each Election must be made prior to the Tax Date. The Board may disapprove of any Election or may suspend or terminate the right to make Elections. An Election is irrevocable. To the extent that the receipt of the Restricted Stock or the lapse of any restrictions thereon results in income to the holder of such Restricted Stock for federal or state income tax purposes, the holder shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money or shares of unrestricted common stock, as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if the holder fails to do so, the Company is authorized to withhold from any cash or common stock remuneration then or thereafter payable to the holder any tax required to be withheld by reason of such resulting compensation income.

9.5. No Continued Employment, Engagement or Right to Corporate Assets. No holder of Restricted Stock subject to the Plan shall have any right, because of his, her or its participation and ownership of Restricted Stock hereunder, to continue in the employ of the Company for any period of time or to any right to continue his, her or its present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

9.6. Amendment of the Plan. The Board may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall adversely change or impair, without the consent of the holders of a majority of the then-outstanding Restricted Stock subject to this Plan, any Restricted Stock previously granted.

9.7. Definition of Fair Market Value. For purposes of this Plan, the “Fair Market Value” of a share of common stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Board determines in good faith to be 100% of the fair market value of such a share as of the date in question. Notwithstanding the foregoing:

(a) If such shares are listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the last sale price of a share of common stock on such U.S. securities exchange on the applicable date. If such U.S. securities exchange is closed for trading on such date, or if the common stock does not trade on such date, then the last sale price used shall be the one on the date the common stock last traded on such U.S. securities exchange.

(b) If such shares are publicly traded but are not listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the trading price of a share of common stock on such date (or, if the applicable market is closed on such date, the last date on which the common stock was publicly traded), by a method consistently applied by the Board.

(c) If such shares are not publicly traded, then the Board’s determination will be based upon a good faith valuation of the Company’s common stock as of such date, which shall be based upon such factors as the Board deems appropriate. The valuation shall be accomplished in a manner that complies with Code Section 409A and shall be consistently applied to Restricted Stock under the Plan.

9.8. Compliance with Code Section 409A. The Plan and the agreement shall be interpreted and administered so as to be exempt from the requirements of Code Section 409A or to comply with such requirements. Notwithstanding the foregoing, Restricted Stock may be awarded or amended in a manner which does not comply with Code Section 409A, but only if and to the extent that the Board specifically provides in written resolutions that the Restricted Stock is not intended to comply with Code Section 409A.

Approved by the board of directors on October 23, 2007.